SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2004

World Monitor Trust – Series C
(Exact name of Registrant as Specified in its Charter)

Delaware	0-25789	13-3985042
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One New York Plaza, 13th Floor, New York, New York 10292
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 778-7866

Item 5.	Other Events.

On June 30, 2004, Prudential Securities Future Management Inc., the Managing Owner of the Registrant, announced that it will dissolve the Registrant and liquidate its assets in accordance with the terms of the Registrant’s Second Amended and Restated Declaration of Trust and Trust Agreement. A copy of the related Notice to Interestholders is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99.1	Notice to Interestholders dated June 30, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MONITOR TRUST – SERIES C

By:	Prudential Securities Futures Management Inc. a Delaware corporation, Managing Owner

Date: July 1, 2004	By:	/s/ Brian J. Martin
Brian J. Martin President and Director

EXHIBIT INDEX

No.	Exhibit

99.1	Notice to Interestholders dated June 30, 2004